Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

In connection with the Quarterly Report of Axsys Technologies, Inc (the “Company”) on Form 10-Q for the period ended September 27, 2003 (the “Report”), I, Stephen W. Bershad, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 6, 2003

/s/ Stephen W. Bershad
Stephen W. Bershad
Chief Executive Officer